                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange act of 1934

File by the Registrant [X]
Filed by a Party other than the registrant [ ]
Check the appropriate box:
[] Preliminary Proxy Statement  [ ] Confidential, for Use of the Commission Only
                                    (as permitted by Rul2 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Streamedia Communications, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (check the appropriate box):
[X] No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value transaction computed pursuant to the Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
         determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:
--------------------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

(3) Filing Party:

--------------------------------------------------------------------------------
(3)      Date filed:
--------------------------------------------------------------------------------
Notes:

                               [LOGO OF STREMEDIA]

                    Notice of Annual Meeting of Stockholders

                             to be held May 17, 2000

TO OUR STOCKHOLDERS:

         You are cordially invited to attend the Annual Meeting of Stockholders of Streamedia Communications, Inc. ("Streamedia" or the "Company") which will be held at the Williams Club located at 24 East 39th Street, New York, New York, on May 17, 2000 at 11:00 am, local time, for the following purposes:

         1.      Discussion of the Company's operations;

         2.      Election of Directors for the ensuing year;

         3. Approval of Amendment of a 500,000 share increase in the maximum number of shares of Common Stock reserved for issuance under the Company's 1999 Incentive and Nonstatutory Stock Option Plan.

         4. Ratification of Grant Thornton LLP as independent certified public accountants for the Company for fiscal year ending December 31, 2000.

         5. To act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 24, 2000, as the record date for determining those Stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

         Representation of at least a majority of all outstanding shares of Common Stock of Streamedia Communications, Inc., is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please complete, date, and sign the enclosed proxy card and return it in the enclosed envelope.

         Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

         If you plan to attend the meeting, please follow the advanced registration instructions on the back of this Proxy Statement. An admission card will be mailed to you prior to the meeting. If you plan not to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating, and Proxy Form in the enclosed envelope.

                                          Very Truly yours,

                                          /s/ James Rupp
                                          -------------------------------------
                                          Director and Chief Executive Officer

New York, New York
April 24, 2000

                       ----------------------------------
                                 PROXY STATEMENT
                                       FOR
                        ANNUAL MEETING OF STOCKHOLDERS OF
                         STREAMEDIA COMMUNICATIONS, INC.
                       ----------------------------------
                           TO BE HELD ON MAY 17, 2000

         This Proxy Statement is furnished in connection with the solicitation of proxies by Streamedia Communications, Inc., on behalf of the Board of Directors for the 2000 Annual Meeting of Stockholders. The annual meeting will be held at The William's Club located at 24 East 39th Street, New York, New York, on May 17, 2000 at 11:00 am, local time, or any adjournments or postponements thereof, for the purposes of set forth in the accompanying Notice of Annual Meeting to Stockholders. This proxy Statement and the proxy card were first mailed to Stockholders on or about April 25, 2000.

                         VOTING RIGHTS AND SOLICITATION

         The close of business on April 24, 2000 was the record date for Stockholders entitled to notice of, and to vote at, the Annual Meeting. As of that date, Streamedia had 4,742,004 shares of common stock, $0.001 par value per share (the "Common Stock"), issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the Annual Meeting, and Stockholders of record entitled to vote at the meeting will have one (1) vote for each share held on the matters to voted upon.

         Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to Streamedia will be voted at the Annual Meeting of Stockholders in accordance with the Stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of the directors as described herein under "Proposal 1 - Election of Directors," FOR proposal to amend the 1999 Incentive and Nonstatutory Stock Option Plan (the "1999 Plan") as described herein under "Proposal 2 - Approval of Amendment to the Company's 1999 Incentive and Nonstatutory Stock Option Plan," and FOR proposal to ratify the selection of the independent accountants as described herein under "Proposal 3--Ratification of Grant Thornton LLP as Independent certified public Accountants."

         Election of directors by Stockholders shall be determined by a plurality of the votes cast by Stockholders entitled to vote at the election that are present in person or represented by proxy. The approval of the proposal to increase the authorized shares available for issuance under the 1999 Stock Option Plan and ratification of the appointment of the independent certified public accountants require a majority of the votes cast to be affirmative. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to Stockholders, where as broker non-votes are not counted for purposes of determining whether a proposal has been approved

         Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before this meeting, the proxy holders will vote on such matters in accordance with their best judgment.

         Any Stockholder has the right to revoke his or her proxy at any time before it is voted by giving written notice of such revocation to the Chief Operating Officer of the Company. Any written notice revoking the proxy, and any later dated proxy, should be sent to Nicholas Malino at Streamedia Communications located at 244 W 54th Street, New York, New York 10019.

         The cost of soliciting the proxies on the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse such banks, brokers, custodians, and nominees and fiduciaries for their expenses in so doing. The Company has retained American Securities Transfer and Trust, Inc., its transfer agent, to assist in the solicitation of proxies at an estimated cost of $614.00 including expenses, which will be paid by the Company. These proxy materials are first being mailed to Stockholders on or about April 25, 2000. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999, is being furnished concurrently herewith to Stockholders of record. Additional copies of the Annual Report may be obtained upon written request to Nicholas Malino at Streamedia Communications located at 244 W 54th Street, New York, New York 10019.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the 2000 Annual Meeting, all members of the Board of Directors are to be elected and will hold office until the 2001 Annual Meeting and until their successors have been elected and have qualified. The nominees listed on pages 5 through 8, with brief biographies are all Streamedia directors. Robert Shuey and James Schroeder became members of the Board of Directors in January 2000. The Board knows of no reason why any nominee is unable to serve. The shares represented by all valid proxies will be voted for the election of such other person as the board may recommend.

--------------------------------------------------------------------------------------------------------------------
NAME                  AGE      DIRECTOR SINCE                   POSITION
--------------------------------------------------------------------------------------------------------------------
Gayle Essary           59        1998                     Chairman of the Board, VicePresident
--------------------------------------------------------------------------------------------------------------------
James Rupp            38         1998                     Director, President, Chief
                                                          Executive Officer
--------------------------------------------------------------------------------------------------------------------
Nicholas Malino       49         1998                     Director, Executive Vice President, Chief  Operating
                                                          Officer, Chief Financial Officer
--------------------------------------------------------------------------------------------------------------------
Robert Wussler        60         1999                     Director
--------------------------------------------------------------------------------------------------------------------
David Simonetti       30         1999                     Director
--------------------------------------------------------------------------------------------------------------------
Henry Siegel          56         1999                     Director
--------------------------------------------------------------------------------------------------------------------
Robert Shuey          45         2000                     Director
--------------------------------------------------------------------------------------------------------------------
James Schroeder       50         2000                     Director
--------------------------------------------------------------------------------------------------------------------


         Gayle Essary is one of the founders of Streamedia and has served as Chairman of the Board of Directors and Vice President-Strategic Development since its inception. From September 1996 to the present, Mr. Essary has served as Chairman of the Board of Directors of IRI, Inc. a publicly-held company in the investment data and information industry. He has also served as IRI's Chief Executive Officer from July 1997 to the present. From 1995 to 1997, Mr. Essary was founder and publisher of StreetLevel, the Waaco Kid's Forum newsletters, and other electronic products which have since merged into Capital Markets Communications Corporation. From 1988 to 1997, Mr. Essary was a Principal of New York Management Group, which provided consulting and support services to various firms and organizations, including The Thomson Corporation. From 1981 to 1988, Mr. Essary was Managing Director of the Media Financial Group and The Media Center, both companies engaged in consulting for media properties. From 1973 to 1980, Mr. Essary was President of ESCO Publishing Co., Inc., and Huthig-ESCO Publishing, Inc., which published two international dental business magazines, one of which led its field in distribution and advertising revenues. Mr. Essary studied journalism at The University of Texas.

         James D. Rupp is one of the founders of Streamedia and has served as Chief Executive Officer, President and Director since Streamedia's inception. From July 1997 to September 1998, Mr. Rupp served as President, Chairman and Chief Executive Officer of Capital Markets Communications Corporation, an editor and publisher of a series of electronic newsletters, including StreetSignals(TM), TradeSignals(TM), PowerSignals(TM), AmexWire(TM), and the Waaco Kid's Forum(TM). Mr. Rupp continues as Capital Markets' Chairman. Mr. Rupp organized Web2Ventures, L.L.C., a company formed in February, 1998 to incubate, capitalize, and invest in emerging internet firms. Since its inception,

Mr. Rupp has served as the Manager of Web2Ventures. From 1990 to 1996, Mr. Rupp served as General Manager of a restaurant management concern in New York City. Mr. Rupp holds a Bachelor of Arts degree from the State University of New York at Binghamton and has pursued graduate studies in information sciences and literature at the Universities of Delaware and Maryland.

         Nicholas Malino has served on the Board of Directors since December 1998 and as Streamedia's Chief Financial Officer since December of 1998 and as Executive Vice President and Chief Operating Officer since August of 1999. Previously, he served as President and Chief Executive Officer of ATC Group Services, Inc., a $160 million national business services firm, providing specialized technical and project management services to Fortune 500 companies and federal, state, and local government agencies. During his tenure, he completed 16 acquisitions, ranging in size from $1 million to $85 million in gross revenues, during which time the company achieved the second highest price/earnings ratio in its sector. ATC Group Services also led its sector in profitability for 12 consecutive quarters. Mr. Malino has both a Masters of Business Administration degree in Finance, and Masters and Bachelor of Science degree in Biology from the University of Bridgeport.

         Robert J. Wussler has served as a Director of Streamedia since February of 1999. Mr. Wussler is the Chairman of the Board of Directors of US Digital Communications, Inc., a publicly-held company. From 1992 to the present, he has served as the President and Chief Executive Officer of the Wussler Group, a media consulting firm. From 1994 to the present, Mr. Wussler has served as the President and Chief Executive Officer of Affiliate Enterprises, Inc., a company formed by ABC Television affiliates to pursue new business opportunities, including emerging technology applications. From 1989 to 1992, Mr. Wussler was the President and CEO of COMSAT Video Enterprises, a major supplier of satellite entertainment to the nation's lodging industry. Between 1980 and 1989, Mr. Wussler served as Senior Vice President, Corporate Executive Vice President, and President of Turner Broadcasting's Superstation, WTBS. During his 10 years at Turner, Mr. Wussler co-founded and organized CNN Headline News, and became a key player in the development of WTBS and the formation of TNT. Prior to joining Turner, Mr. Wussler served as President of CBS Sports and the CBS Television Network. Mr. Wussler is a past Chairman of the National Academy of Television Arts and Sciences, and recipient of five Emmy Awards. Mr. Wussler also serves on the Board of Directors of Ednet, Inc., a publicly held company which develops and markets integrated digital communications systems for the entertainment industry, and the Board of Directors of The Cousteau Society.

         David J. Simonetti has served as a Director of Streamedia since September of 1998. Since October of 1998, Mr. Simonetti has served as Co-Chairman and Chief Executive Officer of VentureNow, LLC., a private venture capital concern. From August 1997 to December 1998, Mr. Simonetti was Chief Executive Officer of Invoke Distribution, L.L.C., a marketing and advertising company. From February 1997 to October 1998, Mr. Simonetti was Chief Executive Officer of Projix Corporation, an Internet software company. From October 1994 through February 1997,

Mr. Simonetti served as Vice President and Chief Operating Officer of Edmar, Inc., a construction management company. Mr. Simonetti also serves on the Board of Directors of NuOncology Labs, Inc., a publicly-held company. Mr. Simonetti holds a Bachelor of Arts degree from Marlboro College, in Malboro, Vermont.

         Henry Siegel has served as a Director of Streamedia since February of 1999. From 1995 to the present, Mr. Siegel has been the Chairman and Chief Executive Officer of Kaleidoscope Media Group, a publicly held company. Kaleidoscope is a worldwide distributor of television and home video programming including the ESPY Awards Show. Mr. Siegel began his career at Grey Advertising and in 1974 he was placed in charge of its media operation, managing all areas of media planning, research and execution. In 1976, Mr. Siegel founded Lexington Broadcasting Services (LBS), where he pioneered the concept of barter syndication (advertiser-supported television). As Chairman and Chief Executive Officer of LBS, Mr. Siegel developed numerous successful television series, including Fame and Baywatch. Mr. Siegel has been named by Advertising Age Magazine as one of the pioneers of the first 50 years of television.

         Robert A. Shuey, III has served as a director of Streamedia since January 2000. Mr. Shuey is the Chief Executive Officer and a Managing Director of Investment Banking for Institutional Equity, Inc. From September 1997 to December 1998, Mr. Shuey was a Managing Director of Investment Banking for Tejas Securities Group (a broker/dealer). From June 1996 to September 1997, Mr. Shuey was a vice president of investment banking at National Securities Corporation (a broker/dealer). From April 1994 to June 1996, Mr. Shuey was a vice president of investment banking at Centex Securities Corp. (a broker/dealer) and prior to that he was associated with various securities broker/dealers. He is a member of the Board of Director of Institutional Equity Corporation, Autobond Acceptance Corporation, Transnational Finance Corporation, Rampart Capital Corporation, and Bio Agua Systems, Inc. Mr. Shuey is a graduate of Babson College with a Degree in Economics and Finance.

         James W. Schroeder has served as a director since January 2000. Prior to that and since March 1999, he served as Advisor to the Board of Directors of Streamedia. Since 1984, Mr. Schroeder has been Vice President-Tax, Thomson U.S. Holdings Inc. - the U.S. subsidiary of the Thomson Corporation, an e-commerce and solutions company. Prior to joining The Thomson Corporation, he was Vice President-Tax for BBDO, Inc., now Omnicom, Inc., where he started the company's worldwide tax department and was Tax Supervisor for the Celanese Corp., now Hoescht-Celanese, and Tax Analyst for Chase Manhattan Bank, NA. Mr. Schroeder is a member of the Manhattan Chapter of the Tax Executives Institute, Chair of the Electronic Publishing subcommittee of the Media Tax Group, Chair of its delegation to the NTA Electronic Commerce and Telecommunications Project and a member of the International Tax Foundation, International Fiscal Association, Foreign Owned Group, Stamford Tax Association and the Newspaper Association of America. Mr. Schroeder obtained his MBA from Pace University and his Bachelor's Degree from the State University of New York at Albany

         The Board of Directors recommends that Stockholders vote FOR election of all of the above nominees as directors.

                        BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors of the Company held a total of eight meetings during fiscal 1999. The average attendance by the directors at the board meetings was over 80%.

AUDIT COMMITTEE.

         The Audit Committee is composed of Messrs. Simonetti, Malino and Schroeder. During fiscal year 1999, Mr. Siegel held the seat currently held by Mr. Schroeder. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent accountants of Grant Thornton LLP., to review the Company's internal controls and financial management practices. The Audit Committee held three meetings in fiscal 1999.

THE COMPENSATION COMMITTEE

         The Compensation Committee consists of Messrs. Wussler, Schroeder, and Essary. From March 25, 1999, to January 12, 2000, Mr. Simonetti held the seat on the Compensation Committee now held by Mr. Schroeder. The Compensation Committee makes recommendations to the board of directors with respect to the compensation arrangements and plans for executive officers, senior employees, and directors of the Company and administers the 1999 Incentive and Nonstatutory Stock Option Plan. The Compensation Committee held one meeting in fiscal 1999.

COMPENSATION OF DIRECTORS

         The directors of the Company who are employees do not receive any compensation from the Company for services rendered as directors. Outside directors receive $1,000 a month pay plus travel expenses, reimbursements, and $500 per meeting attended. Under the 1999 Incentive and Nonstatutory Stock Option Plan, Mr. Simonetti was issued 10,000 options and Mr. Siegel and Mr. Wussler were issued 40,000 stock options.

                                   PROPOSAL 2

            APPROVAL OF AMENDMENT TO THE COMPANY'S 1999 INCENTIVE AND
                   NONSTATUTORY STOCK OPTION PLAN TO INCREASE
                                AUTHORIZED SHARES

         The Company's Stockholders are being asked to approve a 500,000 share increase in the maximum number of shares of Common Stock reserved for issuance under the Company's 1999 Incentive and Nonstatutory Stock Option Plan (the "1999

Plan") from 500,000 shares of Common Stock to 1,000,000 shares of Common Stock. The Company has granted options to purchase Common Shares which, if all such options were exercised, would require the issuance of a number of Common Shares which would exceed the number reserved for issuance under the 1999 Plan.

         The proposed share increase will assure that a sufficient reserve of Common Stock is available under the 1999 Plan to attract and retain the services of key individuals essential to the Company's long term growth and success.

         The 1999 Plan became effective on June 29, 1999 (the "Effective Date") upon the adoption by the Board. The amendment to increase the share reserve was retroactively adopted by the Board on December 22, 1999. The following is a summary of the principle features of the 1999 Plan, as amended. The summary, however, does not purport to be a complete description of all of the provisions of the 1999 Plan. Any Stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at the Company's principle executive offices in New York, New York.

         Options granted under the 1999 Plan may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements.

Administration

         The Board of Directors has the exclusive authority to administer the 1999 Plan. However, the Board may delegate this authority to a compensation committee which must be comprised of at least two non-employee directors.

         The Board of Directors and/or the Committee have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Code section 422 or Nonstatutory Options; (b) determine in good faith the fair market value of the stock covered by an Option; (c) determine which eligible persons shall be granted Options, the number of shares to be covered by the Options and the restrictions, terms and conditions thereof; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Option; (f) consistent with the Plan and with the consent of the Optionee, as appropriate, amend any outstanding Option or amend the exercise date or dates; (g) determine the duration and purpose of leaves of absence which may be granted to Optionees without constituting termination of their employment for the purpose of the Plan; and (h) make all other determinations necessary or advisable for the Plan's administration.

Share Reserve

         Currently, a total of 500,000 shares of Common Stock have been authorized for issuance under the 1999 Plan. Assuming Stockholder approval of the 500,000 share increase that forms part of this Proposal, 1,000,000 shares of Common Stock will be authorized for issuance under the 1999 Plan.

Eligibility

         Employees, officers, directors and consultants in the service of the Company will be eligible to participate in the 1999 Incentive and Nonstutory Stock Option Plan. As of March 10, 2000, three Executive Officers, four non-associate Board members, and 28 other employees were eligible to participate in the 1999 Plan.

Valuation

         Fair market value per share of common stock on any relevant date under the 1999 Plan will be the average of the bid and asked prices (or the closing price if the stock is listed on the NASDAQ National Market System) on the date of grant of the option, or if listed on a stock exchange, the closing price on such exchange on the date of grant.

Price and Exercisability

         Any Optionee who at the time of the grants owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation, ("Ten Percent Holder") shall have an exercise price of no less than one hundred ten percent (110%) of the fair market value of the common stock as of the date of grant.

         Incentive stock options granted to an optionee who at the time of the grant is not a Ten Percent Holder shall have an exercise price of no less than one hundred percent (100%) of the fair market value of the common stock as of the date of grant.

         Nonstatutory Options granted to optionee who at the time the grant is not a Ten Percent Holder shall have an exercise price of no less than eighty-five percent (85%) of the fair market value of the common stock as of the date of grant.

         No optionee will have any Stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee.

Termination of Service

         Upon the Optionee's cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. With respect to nonstatutory options, the Board of Directors will have the authority to extend or accelerate the period after the optionee's cessation of service during which optionee's outstanding options may be exercised.

                                  STOCK AWARDS

         The following table shows, as to each of the Named Executive Officers in Summary Compensation Table and various indicated individuals and groups, the number of shares of Common Stock that will be received or allocated to each of the following under the plan being acted upon.

                               OPTION TRANSACTIONS

                                       Number of Common Shares             Weighted
                                       Subject to Options Granted          Average
                                       Under the Plan in Fiscal Year       Exercise
Name and Position                      Ended December 31, 1999             Price(1)
-----------------                      -----------------------             -----
James Rupp, Director and  Chief                           0
  Executive Officer
Nicholas Malino, Director, Chief                     63,000                $7.50
    Financial and Operating Officer
Gayle Essary, Chairman of the Board,                      0
   Vice President
Henry Siegel, Director                               40,000                $3.38
Robert Wussler, Director                             40,000                $3.38
David Simonetti, Director                            10,000                $7.50
Robert Shuey, Director                                    0
James Schroeder, Director                            25,000                $4.20
Executive Group                                      63,000                $7.50
Non-Executive Director Group                        115,000                $3.91
Non-Executive Officer Employee Group                272,000                $4.38

(1) The weighted option price is rounded to the nearest one-hundredth of a dollar.

                         FEDERAL INCOME TAX CONSEQUENCES

         Options granted under the 1999 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories; (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for two or more years after the option date and more than one year after the exercise date. If either of these holding periods is not satisfied, then a disqualifying disposition will result.

         Upon a qualifying disposition, the optionee will recognize a long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee disposition of the purchased shares.

         Non Statutory Options. No taxable income is recognized by an optionee upon the grant of non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Deductibility of Executive Compensation

         The Company anticipates that any compensation deemed paid by it in connection with disqualifying disposition of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Stockholder Approval

         The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the meeting is required for approval for the amendment to the 1999 Plan. Should such Stockholder approval not be obtained, options granted based on proposed share increase may have to be rescinded. The 1999 Plan will remain in existence in accordance with the provisions of the plan document in effect immediately prior to the new amendment, and stock option and direct stock issuances may continue to be made under the 1999 Plan until the share reserve, as last approved by the Stockholders, is issued.

         The Board of Directors recommends that Stockholders vote FOR the approval of the amendment to the 1999 Plan.

                                   PROPOSAL 3

                      RATIFICATION OF GRANT THORNTON LLP AS
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Grant Thornton LLP, independent certified public accountants, to examine the financial statements of Streamedia Communications, Inc., for the year ending December 31, 2000, and to perform other audit and accounting related activities as may be requested from time to time by management and the Board of Directors.

         The Board has directed that the appointment of Grant Thornton LLP be submitted to the Stockholders for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval. If the Stockholders do not approve, the Board will reconsider the appointment.

         Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

         The Board of Directors recommends that the Stockholders vote FOR the ratification of the appointment of Grant Thornton LLP as independent certified public accountants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 21, 2000 by (i) each person who, as of the date hereof, was known by us to own beneficially more than five percent (5%) of our issued and outstanding common stock; (ii) each of the named Executive Officers; (iii) the individual Directors; and (iv) the Officers and Directors as a group. As of the date hereof, there were 4,742,004 common shares issued and outstanding.

         The following sets forth the number of shares of our $.001 par value common stock beneficially owned by (i) each person who, as of the date hereof, was known by us to own beneficially more than five percent (5%) of our issued and outstanding common stock; (ii) each of the named Executive Officers; (iii) the individual Directors; and (iv) the Officers and Directors as a group. As of the date hereof, there were 4,742,004 common shares issued and outstanding.

--------------------------------------------------------------------------------------------------
Name and Address of Beneficial                     Amount of                        Percent of
Owner                                              Beneficial Ownership(1)          Class(1)
--------------------------------------------------------------------------------------------------
James D. Rupp                                             1,155,000                  25.34%
200 Walter Avenue
Hasbrouck Heights, NJ 07604
--------------------------------------------------------------------------------------------------
Gayle Essary                                              1,427,500                  31.47%
5605 Woodview
Austin, TX 78756
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Capital Markets Communications, Corp.                      300,000                   6.61%
287-101 Kinderkamack Road #190
Oradell, NJ 07649
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Nicholas Malino                                            150,000                   3.33%
250 W. 90th Street, # PH2A
New York, NY 10024
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
David Simonetti                                            67,500                     1.5%
2455 East Sunrise Blvd
Ft. Lauderdale, FL 33304
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Henry Siegel                                                  0                        0
205 West 57th Street
New York, NY 10019
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Robert Wussler                                                0                        0
7904 Sandalfoot Drive
Potomac, MD 20854
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
Robert Shuey, III                                             0                        0
5910 North Central Expressway
Suite 1480
Dallas, Texas, 75206
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
James Schroeder                                               0                        0
143 Cambridge Avenue
Garden City, NY 11530
--------------------------------------------------------------------------------------------------

         (1) The shares set forth on this chart do not include (i) the 1,089,000 shares issuable upon the exercise of the warrants included in the units which were sold on August 24, 1999, private placement; (ii) the 1,240,000 shares issuable and outstanding upon the exercise of the warrants included in the units sold in the Company's initial public offering on December 22, 1999; and (v) the options issued under the 1999 stock option plan.

         Certain of the shares listed above are owned indirectly by entities substantially controlled by principal Stockholders of Streamedia. Of the total shares owned by Mr. Rupp, 1,050,000 shares are owned through his 100% ownership in Web2Ventures, L.L.C., and 105,000 shares are owned through his 35% ownership interest of Web2Ventures, L.L.C., in Capital Markets Communications Corporation. Of the total shares owned by Mr. Essary, he owns 590,000 shares directly, and has been given voting power over 360,000 shares owned by IRI, Inc., by the Board of Directors of IRI, Inc. The remaining shares are held in family trusts or by members of Mr. Essary's immediate family. Mr. Essary does not exercise direct control over such shares. Capital Markets Communications Corporation is controlled by Mr. Rupp and Mr. Essary. Mr. Simonetti's shares are owned through Projix Corporation, a company of which Mr. Simonetti is the 90% owner.

         In addition, certain officers and directors have been granted the right to acquire additional shares, so long as they remain in their positions as directors, and have been issued options pursuant to the 1999 stock option plan. Mr. Malino has the right to earn an additional 45,000 shares upon the achievement of certain business objectives to be determined by the compensation committee of the Board of Directors. Mr. Malino was issued 63,000 stock options. Mr. Simonetti was issued 10,000 options, all of which have vested. Mr. Siegel has the right to acquire 40,000 stock options and Mr. Wussler has the right to acquire 40,000 stock options. Mr. Schroeder was issued 25,000 options for his services as a consultant to the Company. None of these options are represented on the previous principal Stockholder chart.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation earned by the Company's executive officers for services rendered in all capacities to the Company for the fiscal year ended 1999 and from April 28, 1998 (date of inception) to December 31, 1998.

                           Summary Compensation Table

                                                                                                    Long Term Compensation
                                                                                          -----------------------------------------
Annual Compensation                                                                       Awards                        Payouts
-----------------------------------------------------------------------------------------------------------------------------------
   (a)                   (b)         (c)          (d)         (e)            (f)            (g)             (h)        (i)

                                                             Other                         Securities                All
                                                             Annual         Restricted     Under-                    Other
Name                                                         Compen-        stock          lying          LTIP       Compen-
And                                                          sation         Award(s)       Options/       Payout     sation
Principal                                                                     ($)           ($)           SARs (#)     ($)
Position                 Year      Salary($)     Bonus($)     ($)
-----------------------------------------------------------------------------------------------------------------------------------
James Rupp, CEO and      1999      $180,000                                  ____                          ____        ______
  President              1998         ---

Gayle Essary, VP         1999      $140,000
                         1998         ---                                    ___                          ____        ______

Nicholas Malino          1999       $220,000      $100,000                   ___                          ____        ______
  CFO, COO and EVP       1998         ---

         In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by executive officers that are available to salaried employees of the Company, and certain perquisites and other personal benefits received by executive officers that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed on this table.

         This table does not include a $250.00 a month non-accountable expense allowance the named executive officers receive.

         Mr. Malino's salary includes a $40,000 per annum housing allowance to cover the costs associated with having to maintain a residence in New York, New York. This number is reflected in the above-table.

Stock Options

         The following table contains information concerning the grant of stock options under the Company's 1999 Incentive and Nonstatutory Stock Option Plan for the 1999 fiscal year to the executive officers. No stock appreciation rights
(SARs) were granted to those individuals during the 1999 fiscal year.

                         Option/SAR in Last Fiscal Year
                               (Individual Grants)

-------------------------------------------------------------------------------------------------------------------
Name                       Number of         Percent of total           Exercise or              Expiration
                           Securities        options/SARs               base price               date
                           Underlying        granted to                 ($/Sh)
                           Options/SARs      employees in
                           Granted (#)       fiscal year
-------------------------------------------------------------------------------------------------------------------
(a). . . ....................(b) . . . . . . . (c). . . . . . . . . . . . (d) . . . . . . ........ (e)......
Nicholas Malino            63,000              23.2%                      $7.50                   8/13/09

Option Exercises and Holdings

         The following table provides information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. The Company does not have any stock appreciation rights.

 AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE

Name              Shares            Value             Number of                  Value of unexercised
                 acquired          realized           securities                 in-the-money-options/SARs
                    on               ($)              underlying                          at FY-end ($)
                 exercise (#)                         unexercised                          Exercisable/
                                                     option/SARs at                     unexercisable
                                                       FY-end (#)
                                                       exercisable
                                                      unexercisable
----------------------------------------------------------------------------------------------------------------------
     (a). . . . . (b). . . . . . .  (c). . . . . . . . (d). . . . . . . . . . . . . . . . . (e) . . . . . . . . .

Nicholas Malino   63,000           0                   63,000                          $61,110

         The value realized is equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid for those shares.

         The value of unexercised in-the-money options is based upon the market price of $8.47 per share, which was the average of the high and low selling price per share on the Nasdaq Smallcap Market on the last day of the 1999 Fiscal Year, less the exercise price of $7.50 per share payable for such sales.

     No executive officer exercised any options during the fiscal year 1999 and no stock appreciation rights were exercised during such year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 1998 and 1999, and since the inception of Streamedia, certain e-mail distribution systems owned and/or administered by one or both of two of the Company's major Stockholders, IRI, Inc., and Capital Markets Communications Corporation, were provided to the Company for its StreamWire division and its predecessor. The Company currently does not anticipate using these e-mail distribution systems. During 1998, the Company issued 25,000 shares of common stock to its legal counsel, Kogan & Taubman, L.L.C., as partial consideration for services rendered in connection with our initial public offering.

         The Company has engaged Kaleidoscope Media Group to help it acquire programming content for its sites and to develop a syndication strategy. Kaleidoscope Media Group's CEO, Henry Siegel, is a member of the Company's Board of Directors. In consideration of Kaleidoscope Media Group's providing of these services, on August 2, 1999, Kaleidoscope Media Group was paid $10,000. In September 1999, we paid $10,000 to Kaleidoscope Media Group for consulting services and starting in October of 1999 the Company has paid $2,000 per month to Kaleidoscope Media Group for their services. We have agreed to pay this consulting fee through July 2000.

         As an inducement to join the Company after our initial development phase, and in consideration of his considerable expertise in financing and public offerings, the Company agreed to pay Nicholas Malino a $100,000 bonus upon the completion of its initial public offering, of which $50,000 has been paid.

STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be considered at the Company's Annual Meeting of Stockholders to be held in 2001 must be received by the Company no later than January 26, 2001, in order be included in the Company's proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement.

                          ANNUAL REPORT AND FORM 10-KSB

         The Company filed an Annual Report on Form 10-KSB for fiscal year 1999 with the Securities and Exchange Commission on March 30, 2000. Stockholders may obtain a copy of this report, without charge, by writing to Mr. Nicholas Malino, the Chief Financial Officer of the Company, at the Company's principal offices located at 244 W 54th Street, New York, New York 10019.

                                 OTHER BUSINESS

         The Board does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting accompanying this Proxy Statement.

             ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
              THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                     By Order of the Board of Directors

                                     /s/ Nicholas Malino

                                     Nicholas Malino
                                     Corporate Secretary

April 24, 2000
New York, New York

                         STREAMEDIA COMMUNICATIONS, INC.

                                    PROXY FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 17, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Gayle Essary and James Rupp, and each or any of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Streamedia Communications, Inc., held of record by the undersigned on April 24, 2000, at the Annual Meeting of Stockholders of Streamedia Communications, Inc., to be held on May 17, 2000, or at any adjournment thereof.

1.       Election of Directors

                  FOR [  ]                           WITHHOLD AUTHORITY  [  ]
                  all nominees listed below          to vote for all nominees
               (except as marked to                  listed below
                the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below)

Gayle Essary           James Rupp            Nicholas Malino   Robert Wussler

David Simonetti        Robert Shuey          James Schroeder   Henry Siegel


2.       Approval of share increase reserved for Company's Stock Option Plan.

           FOR [  ]                  AGAINST  [  ]     [  ] ABSTAIN

3. Ratification of Grant Thorton, LLP as independent certified public accountants.

           FOR [  ]                  AGAINST  [  ]     [  ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

         THE BOARD RECOMMENDS A VOTE FOR PROPOSALS NOS. 1, 2 AND 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY WILL BE VOTED FOR PROPOSALS. NOS. 1, 2 AND 3 IF SPECIFICATION IS MADE.

      PLEASE SIGN EXACTLY AS YOU NAME(S) IS (ARE) SHOWN ON THE SHARE CERTIFICATES TO WHICH THE PROXY APPLIES. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE PROVIDE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                 Dated  ____________________, 2000

                                 -----------------------------------------
                                           (Signature)

                                 -----------------------------------------
                                 (Additional signature if held jointly)


      PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.